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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT





NAME OF                                         JURISDICTION                         NAME UNDER WHICH
SUBSIDIARY                                    OF INCORPORATION                   BUSINESS IS CONDUCTED
----------                                    ----------------                   ---------------------


Umpqua Bank                                        Oregon                                  Umpqua Bank
                                                                                    Umpqua Bank Mortgage

Strand, Atkinson, Williams & York, Inc.            Oregon              Strand, Atkinson, Williams & York

Umpqua Statutory Trust I                         Connecticut

Umpqua Statutory Trust II                         Delaware

Umpqua Statutory Trust III                        Delaware

Umpqua Statutory Trust IV                         Delaware

Umpqua Statutory Trust V                          Delaware